UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 1, 2014, Sabra Health Care REIT, Inc. (the “Company”) entered into a sales agreement (the “2014 Sales Agreements”) with each of Barclays Capital Inc., Cantor Fitzgerald & Co., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, MLV & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (individually, a “Sales Agent” and together, the “Sales Agents”) to sell shares of its common stock, $0.01 par value per share, having aggregate gross proceeds of up to $200,000,000 (the “Shares”) from time to time through the Sales Agents.

Pursuant to the terms of the 2014 Sales Agreements, the Shares may be sold by any method permitted by law deemed to be an “at-the-market” offering, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the Company’s common stock or to or through a market maker. In addition, with the Company’s prior consent, the Sales Agents may also sell the Shares in privately negotiated transactions. The Company will pay each Sales Agent a commission equal to 2% of the gross proceeds from the sales of Shares sold pursuant to the applicable 2014 Sales Agreement. The offering of Shares pursuant to any 2014 Sales Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the 2014 Sales Agreements, or (ii) termination of such 2014 Sales Agreement as permitted therein.

The Company intends to contribute the net proceeds from the sales of Shares pursuant to the 2014 Sales Agreements to Sabra Health Care Limited Partnership (the “Operating Partnership”), which will in turn use the net proceeds to repay indebtedness, fund possible future investments and/or for general corporate purposes. Indebtedness that may be repaid by the Operating Partnership includes borrowings that may then be outstanding under the Company’s second amended and restated unsecured revolving credit facility (the “Revolving Credit Facility”). Affiliates of Barclays Capital Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC are lenders under the Company’s Revolving Credit Facility and, in such capacity, may receive a portion of the net proceeds from the offering of Shares pursuant to the 2014 Sales Agreements to the extent that the Company uses any net proceeds to reduce amounts outstanding under the facility. The Company or any of the Sales Agents may at any time suspend the offering or terminate the applicable 2014 Sales Agreement pursuant to the terms of such 2014 Sales Agreement.

The foregoing description of the material terms of the 2014 Sales Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Sales Agreement, the form of which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

The 2014 Sales Agreements supersede and replace the sales agreements previously entered into by the Company on March 18, 2013 with each of Barclays Capital Inc., Cantor Fitzgerald & Co., Credit Agricole Securities (USA) Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC (the “2013 Sales Agreements”), which were terminated prior to entry into the 2014 Sales Agreements. During the term of the 2013 Sales Agreements, the Company sold 2,019,141 shares of its Common Stock through or to the sales agents party thereto for aggregate gross proceeds of $55.2 million and net proceeds of $54.1 million after commissions and other transaction costs.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-188696), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 20, 2013, as amended by a Post-Effective Amendment No. 1 filed with the SEC on January 8, 2014 and by a Post-Effective Amendment No. 2 filed with the SEC on September 30, 2014, and the prospectus supplement filed by the Company with the SEC on December 1, 2014. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Venable LLP, relating to the legality of the Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Form of Sales Agreement, dated December 1, 2014, between the Company and each of Barclays Capital Inc., Cantor Fitzgerald & Co., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, MLV & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer

Dated: December 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Sales Agreement, dated December 1, 2014, between the Company and each of Barclays Capital Inc., Cantor Fitzgerald & Co., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, MLV & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).